Exhibit 10.1
CAESARS INTERACTIVE ENTERTAINMENT, INC.
AMENDED AND RESTATED MANAGEMENT EQUITY INCENTIVE PLAN
(Amended and Restated as of October 23, 2015)
1.    Purpose of the Plan
The purpose of the Caesars Interactive Entertainment, Inc. Amended and Restated Management Equity Incentive Plan (the “Plan”) is to promote the interests of the Company and its Stockholders by providing the key Employees, directors, service providers and consultants of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of, or to continue to provide direct services to, the Company or Affiliate and to improve the growth and profitability of the Company. The Company’s Management Equity Incentive Plan, originally effective on May 1, 2009, as amended as of February 9, 2012, and as further amended as of September 28, 2013, is hereby further amended and restated in its entirety as of October 23, 2015 (the “Effective Date”), to increase the number of Shares which may be issued or transferred pursuant to Grants under the Plan.
2.        Definitions
As used in this Plan, the following capitalized terms shall have the following meanings:
(a)        “Affiliate” shall mean any direct or indirect subsidiary of the Company.
(b)        “Board” shall mean the Board of Directors of the Company.
(c)        “Cause” shall mean, when used in connection with the termination of a Participant’s Employment, (i) if the Participant has an effective employment agreement with the Company or any Affiliate, the definition used in such employment agreement, or (ii) if the Participant does not have an effective employment agreement with the Company or any Affiliate, unless otherwise provided in the Participant’s Grant Agreement, the termination of the Participant’s Employment with the Company and all Affiliates on account of (A) the willful failure of the Participant to perform substantially the Participant’s duties with the Company (as described below) or to follow a lawful reasonable directive from the Board (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant which specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties or to follow a lawful reasonable directive and the Participant is given a reasonable opportunity (not to exceed 30 days) to cure any such failure to substantially perform, if curable; (B) (1) any willful act of fraud, or embezzlement or theft by the Participant, in each case, in connection with the Participant’s duties with the Company or its Affiliates or in the course of the Participant’s employment with or direct services to the Company or its Affiliates or (2) the Participant’s admission in any court to, or conviction of, a felony; or (C) the Participant being found unsuitable for or having a gaming license denied or revoked by the gaming regulatory authorities in Arizona, California, Illinois, Indiana, Iowa, Louisiana, Maryland, Mississippi, Missouri, Nevada, New Jersey, New York, North Carolina, Ohio, Pennsylvania, the United Kingdom, Ontario, Egypt, Uruguay, South Africa, or Alderney or any other applicable area in which the Company or an Affiliate does business at the time of determination. For purposes of this definition, no act or failure to act, on the part of the Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.
(d)        “Change in Control” shall mean the occurrence of any of the following events after the Closing Date: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company on a consolidated basis to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof, other than to the Majority Stockholder or any ultimate parent entity of the Company or the Majority Stockholder; (ii) the approval by the holders of the outstanding voting securities of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) any Person or Group (other than the Majority Stockholder or any ultimate parent entity of the Company or the Majority Stockholder) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of common stock representing more than 50% of the combined voting power of the Company entitled to vote generally in the election of directors; (iv) the replacement of a majority of the Board over a two-year period of the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of, the Majority Stockholder or any ultimate parent entity of the Company or the Majority Stockholder; or (v) consummation of a merger, consolidation or other transaction involving the Company following which the Majority Stockholder or any ultimate parent entity of the Company or the Majority Stockholder does not hold capital stock or other securities of the surviving corporation (A) with voting power to elect a majority of the surviving entity’s board of directors or (B) representing at least 50% of the equity securities of the surviving entity. Notwithstanding the definition of “Change in Control,” neither the consummation of any transaction by or with a Sisterco nor any future acquisition of ownership interests or shares of Caesars Growth Partners, LLC, Caesars Acquisition Company or any other Sisterco by CEC or any subsidiary or Affiliate thereof shall constitute a “Change in Control” for purposes of the Plan.
In addition, if a Change in Control constitutes a payment event with respect to any portion of an Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described above with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.
(e)        “Closing Date” shall mean May 1, 2009.
(f)        “Code” shall mean the Internal Revenue Code of 1986, as amended.
(g)        “Committee” shall mean the Compensation Committee of the Board, or any other committee appointed by the Board to administer the Plan pursuant to Section 3.
(h)        “Company” shall mean Caesars Interactive Entertainment, Inc., a Delaware corporation, fka Harrah’s Interactive Entertainment, Inc.
(i)        “Competitor” shall mean any Person engaged in the online gaming (including real money online gaming and/or play for fun gaming) business or any related licensing, sponsorship and/or casino or poker gaming or similar tournament business anywhere in the world at the time the relevant Participant’s Employment with the Company and its Affiliates ends.
(j)        “Disability” shall mean (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Company.
(k)        “Effective Date” shall have the meaning given to such term in Section 1 hereof.
(l)        “Eligible Employee” shall mean any Employee of the Company or any Affiliate, or any director, service provider or consultant of the Company or any Affiliate, who is selected by the Company’s Chief Executive Officer and is reasonably acceptable to the Board or Committee.
(m)        “Employment” shall mean employment with or the provision of direct services to the Company or any Affiliate, whether as an employee, director, service provider or consultant to the Company or any Affiliate. “Employee” and “Employed” shall have correlative meanings.
(n)        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(o)        “Exercise Date” shall have the meaning set forth in Section 4.7 herein.
(p)        “Exercise Notice” shall have the meaning set forth in Section 4.7 herein.
(q)        “Exercise Price” shall mean the price that the Participant must pay under the Option for each Share as determined by the Committee for each Grant and initially specified in the Stock Option Grant Agreement, which shall be equal to the Fair Market Value of a Share on the Grant Date, subject to any adjustment that may be made following the Grant Date in accordance with the Plan.
(r)        “Fair Market Value” shall mean, as of any date (i) prior to the existence of a public market for the Shares, the value per Share determined pursuant to a valuation made in good faith by the Board or the Committee or (ii) on which a public market for the Shares exists, (A) the closing price on such day of a Share as reported on the principal securities exchange on which Shares are then listed or admitted to trading or (B) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (C) if not so reported, as furnished by any member of the Financial Industry Regulatory Authority (“FINRA”) selected by the Board. The Fair Market Value of a Share as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Shares regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Shares are traded, a bid and ask price is reported or a trading price is reported by any member of FINRA selected by the Board. In the event that the price of a Share shall not be so reported or furnished, the Fair Market Value shall be determined by the Board in good faith to reflect the fair market value of a Share and shall be determined in accordance with the requirements of Section 409A of the Code.
(s)        “Good Reason” shall mean, without a Participant’s express written consent:
(i)        a material diminution by the Company in the Participant’s annual base salary, as the same may be increased from time to time, other than a reduction in base salary that applies to a similarly situated class of employees of the Company or its Affiliates; or
(ii)        with respect to a Participant that has an effective employment agreement with the Company or its Affiliates, the definition used in such agreement (if any) or, if not defined in such agreement, (A) any breach by the Company of a material provision of the Participant’s employment agreement or (B) if the employment agreement allows the Participant to terminate Employment for Good Reason based on a material change in the geographic location or locations at which the Participant is required to perform services for the Company and its Affiliates, a material change in such geographic location or locations.
In order to invoke a termination for Good Reason, Participant must provide written notice to the Company of the existence of one of the conditions described in clauses (i) or (ii) within 30 days of the initial existence of the condition and the Company shall have 30 days (the “Cure Period”) during which it may remedy the condition. If the Company has failed to remedy the condition constituting Good Reason during the Cure Period, then in order to invoke a termination for Good Reason, the relevant Participant must terminate employment, if at all, within 30 days following the Cure Period.
(t)        “Grant” shall mean a grant of an Option, Restricted Stock or Restricted Stock Units under the Plan evidenced by a Grant Agreement.
(u)        “Grant Agreement” shall mean a Stock Option Grant Agreement, a Restricted Stock Grant Agreement or a Restricted Stock Unit Grant Agreement.
(v)        “Grant Date” shall mean the Grant Date as defined in Section 4.2, with respect to Options, Section 5.1, with respect to Restricted Stock, and Section 6.1, with respect to Restricted Stock Units.
(w)        “Initial Public Offering” shall be deemed to occur on the effective date of the first registration statement (other than (i) a registration relating to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation (including without limitation a registration relating to an employee investment or rollover opportunity or participation in this Plan), (ii) a registration incidental to an issuance of securities under Rule 144A, (iii) a registration on Form S-4 or any successor form, or (iv) a registration on Form S-8 or any successor form) filed to register at least 10% of the total then-outstanding equity interests in the Company under the Securities Act.
(x)         “Majority Stockholder” means (i) prior to the consummation of the Sisterco transaction, HIE Holdings, Inc. or an Affiliate thereof and (ii) following the consummation of the Sisterco transaction, Caesars Growth Partners, LLC.
(y)        “Management Investor Rights Agreement” shall mean the Management Investor Rights Agreement, substantially in the form attached hereto as Exhibit D, as amended from time to time, or such other Stockholders’ agreement as may be entered into between the Company and any Participant.
(z)        “Option” shall mean the option to purchase Shares granted to any Participant under the Plan.
(aa)        “Participant” shall mean an Eligible Employee to whom a Grant under the Plan has been made, and, where applicable, shall include Permitted Transferees.
(bb)        “Permitted Transferee” shall have the meaning set forth in Section 7.1.
(cc)        “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
(dd)        “Qualifying Termination” shall mean, with respect to a Participant, (i) a termination of such Participant’s Employment due to death or Disability or (ii) by the Company without Cause or by the Participant for Good Reason, in each case within the one-year period following a Change in Control.
(ee)        “Restricted Stock” shall mean Shares granted under Section 5 of this Plan that are subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
(ff)        “Restricted Stock Grant Agreement” shall mean an agreement, substantially in the form attached hereto as Exhibit B, entered into by each Participant and the Company evidencing the Grant of shares of Restricted Stock pursuant to the Plan, provided the Committee may make such changes to the form of Restricted Stock Grant Agreement for any particular Grant as the Committee may determine pursuant to its powers set forth in Section 3.1(c) of the Plan.
(gg)        “Restricted Stock Units” shall mean the right to receive Shares or cash granted under Section 6 of this Plan.
(hh)        “Restricted Stock Unit Grant Agreement” shall mean an agreement, substantially in the form attached hereto as Exhibit C, entered into by each Participant and the Company evidencing the Grant of Restricted Stock Units pursuant to the Plan, provided the Committee may make such changes to the form of Restricted Stock Unit Grant Agreement for any particular Grant as the Committee may determine pursuant to its powers set forth in Section 3.1(c) of the Plan.
(ii)        “Retirement” shall mean, when used in connection with the termination of a Participant’s Employment, a voluntary resignation of Employment by the Participant that occurs on or after the first date on which the Participant has (i) attained at least the age of 50, and when added to his number of years of continuous service with the Company or its Affiliates (including any period of salary continuation), his age and years of service equals or exceed 65 or (ii) the date on which the Participant attains age 65.
(jj)        “Securities Act” shall mean the Securities Act of 1933, as amended.
(kk)        “Shares” shall mean common stock of the Company, $0.001 par value per share.
(ll)        “Sisterco” means a Person (other than Caesars Entertainment Corporation (“CEC”) or any of its controlled subsidiaries) in which CEC has a direct or indirect beneficial economic interest and which (i) is directly or indirectly controlled by one or more Persons that directly or indirectly control CEC or any Affiliate or Affiliates of such Person or Persons, (ii) engages or intends to engage primarily in the business of owning interests in gaming businesses (including on-line) and/or gaming facilities operated or to be operated by CEC or one of its controlled subsidiaries, or under a brand owned by CEC or one of its controlled subsidiaries (or a derivative thereof), and (iii) directly or indirectly owns an equity interest in the Company (or will own such an equity interest after giving effect to a proposed transfer of such equity interest).
(mm)    “Stockholder” shall mean any Person that properly holds one or more Shares, regardless of whether such Shares were initially acquired from the Company or by assignment from another Stockholder.
(nn)        “Stock Option Grant Agreement” shall mean an agreement, substantially in the form attached hereto as Exhibit A, entered into by each Participant and the Company evidencing the Grant of each Option pursuant to the Plan, provided the Committee may make such changes to the form of Stock Option Grant Agreement for any particular Grant as the Committee may determine pursuant to its powers set forth in Section 3.1(c) of the Plan.
(oo)         “Transfer” shall mean any transfer, sale, assignment, hedge, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferee” and “Transferor” shall have correlative meanings.
(pp)        “Vesting Date” shall mean the date a Grant vests in whole or in part as described in Sections 4, 5 and 6 herein.
3.        Administration of the Plan
The Committee shall administer the Plan. In the absence of a Committee, the Board shall function as the Committee for all purposes under the Plan, and to the extent that the Board so acts, references in the Plan to the Committee shall refer to the Board as applicable. In addition, the Committee, in its discretion, may delegate its authority to make Grants to an officer or committee of officers of the Company, subject to applicable law and reasonable limits and guidelines established by the Committee at the time of such delegation.
3.1        Powers of the Committee. In addition to the other powers granted to the Committee under the Plan, the Committee shall have the power: (a) to approve (in accordance with a “reasonably acceptable” standard) those Eligible Employees selected by the Chief Executive Officer of the Company to whom Grants shall be made; (b) to determine the time or times when Grants shall be made and to determine the number of Shares subject to each such Grant; (c) to prescribe the form of and terms and conditions of any instrument evidencing a Grant, so long as such terms and conditions are not otherwise inconsistent with the terms of the Plan; (d) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (e) to construe and interpret in good faith the Plan, such rules and regulations and the instruments evidencing Grants; and (f) to make all other determinations necessary or advisable for the administration of the Plan.
3.2        Determinations of the Committee. Any Grant, determination, interpretation, prescription or other act of the Committee shall be final and conclusively binding upon all Persons.
3.3        Indemnification of the Committee. No member of the Committee nor the Majority Stockholder or its employees, partners, directors or associates shall be liable for any action or determination made in good faith with respect to the Plan or any Grant. To the full extent permitted by law, the Company shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person’s testator or intestate, is or was a member of the Committee or is or was the Majority Stockholder or an employee, partner, director or associate thereof, to the extent such criminal or civil action or proceeding relates to the Plan.
3.4        Compliance with Applicable Law; Securities Matters; Effectiveness of Option Exercise. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any Shares to be issued hereunder or to effect similar compliance under any state or non-U.S. laws. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the Shares pursuant to the exercise, vesting or distribution of any Grant unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements and representations as the Committee, in its good faith discretion, deems advisable in order to comply with any such laws, regulations or requirements. The Company may, in its sole discretion, defer the effectiveness of the exercise, vesting or distribution of any Grant or the issuance or transfer of the Shares pursuant to any Grant pending or to ensure compliance under federal, state or non-U.S. securities laws. The Company shall use commercially reasonable efforts to comply with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded to facilitate the exercise, vesting and distribution of Grants pursuant to such Grants. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise, vesting and distribution of Grants or the issuance or transfer of the Shares pursuant thereto. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.
3.5        Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, or in order to comply with the requirements of any foreign securities exchange, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Employees outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Grants to Eligible Employees outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3.7; and (e) take any action, before or after a Grant is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Grants shall be made, that would violate any applicable laws. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.
3.6        Inconsistent Terms. In the event of a conflict between the terms of the Plan, the terms of the Management Investor Rights Agreement and the terms of any Grant Agreement, the terms of the Grant Agreement shall govern the Grants, except as otherwise expressly provided herein or therein. In the event of a conflict between the terms of the Plan and the Management Investor Rights Agreement, the terms of the Plan shall govern except as otherwise expressly provided herein or therein.
3.7        Shares Subject to the Plan. Subject to Section 7.6 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Grants under the Plan is 38,680.39 Shares. No Participant may receive Grants under the Plan with respect to more than 5,000 Shares during any calendar year. To the extent all or a portion of Grant terminates, expires, is forfeited or is canceled or such Grant or portion thereof is settled for cash (in whole or in part), the Shares subject to such Grant or portion thereof, shall, to the extent of such termination, expiration, forfeiture, cancellation or cash settlement, again be available for future Grants under the Plan. To the extent that any share of Restricted Stock granted under the Plan is repurchased or forfeited, the Shares covered by such Grant shall again be available for future Grants under the Plan. Further, the following Shares shall be added to the Shares authorized for Grant under the Plan and will be available for future Grants: (a) Shares tendered by a Participant or withheld by the Company in payment of the Exercise Price or purchase price of a Grant; and (b) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to a Grant.
3.8        Plan Term. The Committee shall not make any Grants under this Plan on or after the tenth anniversary of the Effective Date. All Grants which remain outstanding after such date shall continue to be governed by the Plan.
4.        Options
Subject to adjustment as provided in Section 7.6 hereof and Section 8.10.2, the Committee may grant to Participants Options to purchase Shares.
4.1     Exercise Price. The Exercise Price of any Option granted under the Plan shall not be less than of the Fair Market Value of a Share on the Grant Date and shall be specified in the Stock Option Grant Agreement.
4.2     Grant Date. The Grant Date of the Options shall be the date designated by the Committee and specified in the Stock Option Grant Agreement as of the date the Option is granted.
4.3     Vesting Date of Options.
4.3.1    Generally. Except as otherwise provided in a Stock Option Grant Agreement, each Option granted pursuant to this Plan shall vest with respect to 20% of such Option on each of the first five anniversaries of the Grant Date of such Option, until 100% of such Option is fully vested and exercisable, subject in all cases to the Participant’s continued Employment through the applicable Vesting Date.
4.3.2. Accelerated Vesting of a Portion of the Option on Death and Disability. Upon the termination of a Participant’s Employment due to the Participant’s death or Disability, the portion of the Options held by such Participant that would have vested on the anniversary of the Grant Date of such Option that immediately follows the date of termination will become vested and exercisable on such termination of Employment.
4.3.3 Accelerated Vesting on a Qualifying Termination. In the event that a Participant’s Employment is terminated as a result of a Qualifying Termination, 100% of the then outstanding Options held by the Participant shall immediately vest and become exercisable as of such Qualifying Termination.
4.4     Rights as Stockholders. The Participants shall not have any rights as Stockholders with respect to any Shares covered by or relating to the Options granted pursuant to the Plan until the date the Participants become the registered owners of such Shares. Except as otherwise expressly provided in Sections 7.5 and 7.6 hereof, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the effective date such stock is registered.
4.5     Expiration of Options. With respect to each Participant, such Participant’s Option(s), or portion thereof, which have not become vested and exercisable shall expire on the date such Participant’s Employment is terminated for any reason unless otherwise specified herein or in the Stock Option Grant Agreement. With respect to each Participant, each Participant’s Option(s), or any portion thereof, which have become exercisable on or before the date such Participant’s Employment is terminated (or that become exercisable as a result of such termination) shall, unless otherwise provided in the Participant’s Stock Option Grant Agreement, expire on the earliest of (a) the commencement of business on the date the Participant’s Employment is terminated for Cause; (b) one year following the termination of the Participant’s Employment by reason of the Participant’s death; (c) 180 days following the termination of the Participant’s Employment by reason of the Participant’s Disability or Retirement; (d) 120 days after the date the Participant’s Employment is terminated (i) by the Company for any reason other than Cause, death or Disability or (ii) by the Participant for Good Reason; (e) 60 days following the termination of the Participant’s Employment by the Participant without Good Reason; or (f) the 10th anniversary of the Grant Date for such Option(s). Notwithstanding the foregoing, all Options, whether vested or unvested that have not expired sooner, shall expire on the 10th anniversary of the Grant Date. In addition, all vested and unvested Options will terminate immediately (and sooner than set forth above) (a) on the commencement of business on the date the Participant’s Employment is terminated for Cause, (b) with respect to a Participant who voluntarily terminates Employment with the Company and its Affiliates without Good Reason, on the commencement of business on the date the Participant joins a Competitor and (c) with respect to a Participant with an effective employment or severance agreement with the Company or an Affiliate containing any restriction on competing with the Company or its Affiliates who voluntarily terminates Employment with the Company and its Affiliates, on the commencement of business on the date the Participant joins a Competitor. Any Option, or portion thereof, that has become exercisable by a Permitted Transferee on account of the death of a Participant shall expire one year after the date such deceased Participant’s Employment terminated by reason of death, unless otherwise provided in the Participant’s Stock Option Grant Agreement, and any Option or portion thereof that has been transferred to a Permitted Transferee during the lifetime of a Participant shall expire in connection with the Participant’s termination of Employment at the time set forth under this Section 4.5 as if the Option were held directly by the Participant, unless otherwise provided in the Participant’s Stock Option Grant Agreement. Notwithstanding the foregoing, the Committee may specify in the Stock Option Grant Agreement a different expiration date or period (not to exceed 10 years from the Grant Date) for any Option granted hereunder, and such expiration date or period shall supersede the foregoing expiration period.
4.6     Exercise of Options. A Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable) may exercise any or all of the Options that are vested and exercisable by serving an Exercise Notice on the Company as provided in Section 4.7 hereto.
4.7     Method of Exercise. The Option shall be exercised by delivery of written notice to the Company’s principal office (the “Exercise Notice”), to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise (the “Exercise Date”). Such notice shall (a) specify the number of Shares with respect to which the Option is being exercised, the Grant Date of such Option and the Exercise Date, (b) be signed by the Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable), (c) prior to the occurrence of an Initial Public Offering, indicate in writing that the Participant agrees to be bound by the Management Investor Rights Agreement, and (d) if the Option is being exercised by the Participant’s Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by the Plan and Stock Option Grant Agreement as if they had been original signatories thereto (as provided in Section 7.2 hereof) and, prior to the occurrence of an Initial Public Offering, by the Management Investor Rights Agreement. The Exercise Notice shall include payment in cash for an amount equal to the Exercise Price multiplied by the number of Shares specified in such Exercise Notice or any method otherwise approved by the Committee. In addition, the Participant shall be responsible for the payment of applicable withholding and other taxes in cash (or Shares if approved by the Committee) that may become due as a result of the exercise of such Option. The Committee may, in its sole discretion, permit the person exercising an Option to make the above-described payments in forms other than cash. In addition, the Company will permit such Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable) (as permitted under the Management Investor Rights Agreement, if applicable) or, with the consent of the Committee, a reduction in the number of Shares otherwise deliverable pursuant to the Option, to exercise all or any portion of his or her then-exercisable Option through cashless exercise (to satisfy the Exercise Price but not any applicable withholding taxes, unless the Participant’s Employment terminates due to his death or Disability or is terminated by the Company without Cause or by the Participant for Good Reason, in which case the Participant may use cashless exercise (as permitted under the Management Investor Rights Agreement, if applicable) or, with the consent of the Committee, a reduction in the number of Shares otherwise deliverable pursuant to the Option, to satisfy the minimum amount of withholding taxes due on exercise), but only to the extent such right or the utilization of such right would not cause the Option to be subject to Section 409A of the Code. The partial exercise of the Option, alone, shall not cause the expiration, termination or cancellation of the remaining Option.

5.	Restricted Stock
Subject to adjustment as provided in Section 7.6 hereof, the Committee may grant to Participants Restricted Stock. The Committee shall determine the terms and conditions, including the restrictions applicable to each grant of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
5.1     Grant Date. The Grant Date of the Restricted Stock shall be the date designated by the Committee and specified in the Restricted Stock Grant Agreement as of the date the Restricted Stock is granted.
5.2     Purchase Price. The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.
5.3     Rights as Stockholders. Subject to Section 5.4, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Committee, all the rights of a Stockholder with respect to said Shares, subject to the restrictions in the Restricted Stock Grant Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Committee, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 5.4.
5.4     Restrictions. All shares of Restricted Stock (including any Shares, other securities or other property received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the Restricted Stock Grant Agreement, be subject to such restrictions and vesting requirements as the Committee shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of Employment with the Company, Company performance, individual performance or other criteria selected by the Committee. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
5.5     Vesting Date of Restricted Stock
5.5.1     Accelerated Vesting on Death and Disability. Except as otherwise provided in the Restricted Stock Grant Agreement, upon the termination of a Participant’s Employment due to the Participant’s death or Disability, the portion of the Restricted Stock held by such Participant as to which any and all of the restrictions imposed by the terms of the Restricted Stock Grant Agreement would have lapsed on the anniversary of the Grant Date of such Restricted Stock that immediately follows the date of termination shall lapse and such Restricted Stock shall vest on such termination of Employment.
5.5.2     Accelerated Vesting on a Qualifying Termination. Except as otherwise provided in the Restricted Stock Grant Agreement, in the event that a Participant’s Employment is terminated as a result of a Qualifying Termination, any or all of the restrictions imposed by the terms of the Restricted Stock Grant Agreement shall lapse with respect to 100% of the then outstanding Restricted Stock held by the Participant and such Restricted Stock shall vest as of such Qualifying Termination.
5.6     Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Committee at the time of the grant of Restricted Stock or thereafter, if no price was paid by the Participant for the Restricted Stock, upon a termination of a Participant’s Employment during the applicable restriction period, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Participant for the Restricted Stock, upon a termination of Participant’s Employment during the applicable restriction period, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the Restricted Stock Grant Agreement. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide that upon certain events, including a Change in Control, the Participant’s death, Retirement or Disability or any other specified termination of a Participant’s Employment or any other event, the Participant’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase and/or such Shares shall not be subject to forfeiture.
5.7     Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. Certificates or book entries evidencing shares of Restricted Stock shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company, in its sole discretion, may (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to such Restricted Stock.
5.8     Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

6.	Restricted Stock Units
Subject to adjustment as provided in Section 7.6 hereof, the Committee may grant to Participants Restricted Stock Units. The Committee shall determine the terms and conditions, including the restrictions applicable to each grant of Restricted Stock Units, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock Units as it deems appropriate.
ARTICLE 1.
1.1    Purchase Price. The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock Units; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock Unit.
1.2    Vesting of Restricted Stock Units.
6.3.1    Vesting. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Participant’s duration of Employment with the Company or any Affiliate, one or more performance criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee.
6.3.2     Accelerated Vesting on Death and Disability. Except as otherwise provided in the Restricted Stock Unit Grant Agreement, upon the termination of a Participant’s Employment due to the Participant’s death or Disability, the portion of the Restricted Stock Units held by such Participant that would have vested on the anniversary of the Grant Date of such Restricted Stock Units that immediately follows the date of termination shall lapse and such Restricted Stock Units shall vest on such termination of Employment.
6.3.3     Accelerated Vesting on a Qualifying Termination. Except as otherwise provided in the Restricted Stock Unit Grant Agreement, in the event that a Participant’s Employment is terminated as a result of a Qualifying Termination, any or all of the restrictions imposed by the terms of the Restricted Stock Unit Grant Agreement shall lapse with respect to 100% of the then outstanding Restricted Stock Units held by the Participant and such Restricted Stock Units shall vest as of such Qualifying Termination.
1.3    Payment. At the time of grant, the Committee shall specify the settlement or payment date applicable to each Grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Grant and may be determined at the election of the Participant (if permitted by the applicable Restricted Stock Unit Grant Agreement); provided, however, that, except as otherwise expressly set forth in an applicable Restricted Stock Unit Grant Agreement, and subject to compliance with Section 409A of the Code, in no event shall the payment date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. In the event the settlement or payment date of a Grant of Restricted Stock Units will occur later than the dates set forth in clause (a) and (b) above, the Restricted Stock Units shall be subject to compliance with Section 409A of the Code and the provisions of Section 8.10 shall apply to such Grant. On the payment date, the Company shall transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Committee, an amount in cash equal to the Fair Market Value of such Shares on the payment date or a combination of cash and Shares as determined by the Committee.
1.4    No Rights as a Stockholder. Unless otherwise determined by the Committee, a Participant holding Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Participant pursuant to the terms of this Plan and the Restricted Stock Unit Grant Agreement.
7.        Additional Terms of Grants
7.1        Limitation on Transfer. Each Grant granted to a Participant shall be exercisable only by or vest only in such Participant, except that a Participant may assign or transfer his or her rights with respect to any or all of the Grants held by such Participant to: (a) such Participant’s beneficiaries or estate upon the death of the Participant (by will, by the laws of descent and distribution or otherwise) and (b) subject to the prior written consent of the Committee, not to be unreasonably withheld, and compliance with all applicable tax, securities and other laws, any trust or custodianship created by the Participant for estate planning purposes, the beneficiaries of which may include only the Participant or the Participant’s family members (as defined in Form S-8) (each of (a) and (b), a “Permitted Transferee”). Notwithstanding anything to the contrary herein, in no case shall a transfer be made to a Competitor and any such purported transfer shall be void.
7.2        Condition Precedent to Transfer of Any Option or Share of Restricted Stock. It shall be a condition precedent to any Transfer of any Grant by any Participant that the Transferee shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan, the Grant Agreement and the Management Investor Rights Agreement as if he, she or it had been an original signatory thereto, except that any provisions of the Plan based on the Employment (or termination thereof) of the original Participant shall continue to be based on the Employment (or termination thereof) of the original Participant.
7.3        Effect of Void Transfers. In the event of any purported Transfer of any Grant in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.
7.4        Management Investor Rights Agreement. Subject to Section 3.4 herein, upon the exercise of the Options in accordance with Section 4.7, and/or upon the lapse or termination of any and all restrictions applicable to Restricted Stock described in Section 5.4, and/or upon the settlement of Restricted Stock Units for Shares in accordance with Section 6.4, prior to the occurrence of an Initial Public Offering, no Shares shall be issued to or recorded in the name of any Participant until such Participant agrees to be bound by and executes the Management Investor Rights Agreement and any Grant Agreement.
7.5        Amendment of Terms of Options and Restricted Stock. The Committee may, in its sole discretion, amend the Plan or terms of any Grant, provided, however, that any such amendment shall not impair or adversely affect a Participant’s existing rights under the Plan or such Grant without such Participant’s written consent.
7.6        Adjustment Upon Changes in Shares.
7.6.1        Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the Stockholders of the Company, in the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Company, the Committee shall make such equitable adjustments to prevent the enlargement or dilution of rights with respect to the number of Shares subject to outstanding Grants under this Plan, the Exercise Price per Share or purchase price per Share of outstanding Grants under this Plan and the number of outstanding shares of Restricted Stock.
7.6.2        Certain Mergers. Subject to any required action by the Stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of Shares receive securities of another corporation), the Options and Restricted Stock Units outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of Shares subject to any such Option and Restricted Stock Units would have received in such merger or consolidation and the restrictions on shares of Restricted Stock held by Participant on the date of such merger or consolidation shall pertain to and apply to the securities that such Participant would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the Stockholders of the Company retain their Shares and are not entitled to any additional or other consideration, the Grants outstanding under the Plan shall not be affected by such transaction).
7.6.3        Certain Other Transactions. Except as otherwise provided in a Participant’s Grant Agreement, in the event of (a) a dissolution or liquidation of the Company, (b) a sale of all or substantially all of the Company’s assets, (c) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (d) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, in its good faith discretion, (i) have the power to provide for the exchange of each Option, Restricted Stock Unit and/or share of Restricted Stock outstanding immediately prior to such event (whether or not then exercisable) for a share of restricted stock and/or an option and/or a restricted stock unit on some or all of the property for which the shares of Restricted Stock and/or Shares underlying such Options and Restricted Stock Units are exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the Exercise Price of the Options, or the number or kind of securities or amount of property subject to the Options or Restricted Stock Units and/or received for shares Restricted Stock, or (ii) if appropriate, cancel, effective immediately prior to such event, any outstanding Grant (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Participant an amount in cash, with respect to each share of Restricted Stock and each such cancelled Restricted Stock Unit, equal to the value, as determined by the Committee in its sole discretion, of securities and/or property (including cash) received by such holders of Shares as a result of such event and with respect to each Share underlying such cancelled Option, equal to the excess, if any, of (A) the value, as determined by the Committee in its sole discretion of securities and/or property (including cash) received by such holders of Shares as a result of such event over (B) the Exercise Price, as the Committee may consider appropriate to prevent dilution or enlargement of rights.
7.6.4        Other Changes. In the event of any extraordinary dividend in respect of Shares or change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 7.6.1 through 7.6.3 hereof, or in the event of an initial public offering for the securities of any Affiliate, the Board or the Committee shall, in its good faith discretion, make such substitutions or adjustments in the number and kind of shares or securities or other property subject to Grants outstanding on the date on which such change occurs and in the per-share Exercise Price of each Option, as the Board or the Committee may consider appropriate, to prevent dilution or enlargement of rights. In such event, references to Shares herein shall be deemed to be references to such other kind of shares or securities subject to Grants hereunder.
7.6.5        Tax Requirements. No adjustment or change to the Grants or Shares pursuant to this Section 7 shall be made which would cause a Grant to fail to be exempt from or comply with Section 409A of the Code and any guidance issued thereunder.
7.7        No Other Rights. Except as expressly provided in the Plan or the Grant Agreements evidencing the Grants, the Participants shall not have any rights as a holder of Grants by reason of (a) any subdivision or consolidation of Shares or any other securities of any class, (b) the payment of any distribution, any increase or decrease in the number of Shares, or (c) any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or the Grant Agreements evidencing the Grants, no issuance by the Company of Shares or shares of common stock or shares of any class, or securities convertible into Shares or shares of common stock or shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to the Grants, the Exercise Price of Options, the purchase price of any Grant or the number of shares of Restricted Stock.
7.8        Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Committee, in its sole discretion and in satisfaction of the foregoing requirement, may withhold, or allow a Participant to elect to have the Company withhold, Shares otherwise issuable under a Grant (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding, surrender or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Committee shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a cashless Option exercise involving the sale of Shares to pay the Option Exercise Price or any other tax withholding obligation.
8.        Miscellaneous
8.1        No Special Employment Rights. Nothing contained in the Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate Employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Grant.
8.2        No Obligation to Exercise. The Grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.
8.3        Restrictions on Shares. The rights and obligations of the Participants with respect to the Shares obtained through the exercise, vesting or settlement of any Grant provided in the Plan shall be governed by the terms and conditions of the Management Investor Rights Agreement, including the call and repurchase rights (and applicable pricing) set forth therein.
8.4        Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:
If to the Participant:
To the most recent address shown on records of the Company or its Affiliate.
If to the Company:
Caesars Interactive Entertainment, Inc.
One Caesars Palace Drive
Las Vegas, NV 89109
Attention: General Counsel
Facsimile: (702) 494-4323
With a copy to:
Caesars Acquisition Company
One Caesars Palace Drive
Las Vegas, NV 89109
Attention: General Counsel
Facsimile: (702) 494-4323
or to such other address as any party may have furnished to the other in writing in accordance herewith.
8.5        Compliance with Code Section 162(m). In the event the Company becomes a “publicly-held corporation” as defined in Section 162(m)(2) of the Code, the Company may establish a committee of outside directors meeting the requirements of Section 162(m)(2) of the Code to (a) approve Grants that might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Company pursuant to Section 162(m) of the Code; and (b) administer the Plan. In such event, the powers reserved to the Committee in the Plan shall be exercised by such committee. In addition, Grants granted under the Plan may be granted upon satisfaction of the conditions to such grants provided pursuant to Section 162(m) of the Code and any Treasury Regulations promulgated thereunder.
8.6        Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.
8.7        Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.
8.8        Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws.
8.9        Binding Effect. This Plan shall be binding upon and inure to the benefit of the successors in interest of the Company.
8.10        Section 409A.
8.10.1    To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Treasury Regulations, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Treasury Regulations and thereby avoid the application of any penalty taxes under such Section.
8.10.2        Notwithstanding anything to the contrary contained in the Plan, no person who is an employee of CEC or one of its controlled subsidiaries shall be eligible to receive Awards under the Plan unless he or she is providing direct services to the Company or any Affiliate on the date of grant of such Award within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iii)(E).
8.10.3        For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that a Participant may be eligible to receive under this this Plan or any Award shall be treated as a separate and distinct payment.
8.10.4        Neither the time nor form of distribution, payment or settlement with respect to an Award that is subject to Section 409A of the Code may be changed, except as may be permitted by the Committee in accordance with the Plan, the applicable Award Agreement and Section 409A of the Code and the Treasury Regulations thereunder. No payment under an Award that is subject to Section 409A of the Code shall be made at a time earlier than that provided for in this Agreement unless such payment is (a) an acceleration of payment permitted to be made under Treasury Regulation Section 1.409A-3(j)(4) or (b) a payment that would otherwise not be subject to additional taxes and interest under Section 409A.
8.10.5        If a Participant is a “specified employee” (as determined in accordance with Section 409A(a)(2)(B)(i) of the Code and Treasury Regulation Section 1.409A-1(i)) on the date of his or her “separation from service” (as defined in Treasury Regulations Section 1.409A-1(h)), the payment, distribution or settlement of any Award granted to such Participant that is subject to Section 409A of the Code upon and as a result of such separation from service shall be delayed to the extent necessary to avoid a prohibited distribution under Section 409A(2)(B)(i) of the Code, and the Shares or cash or other securities to be provided upon payment, distribution or settlement of any such Award shall be distributed to the Participant on the earlier of (a) the expiration of the six-month period measured from the date of the Participant’s separation from service, (b) the date of the Participant’s death, or (c) such earlier date as is permitted under Section 409A of the Code and the Treasury Regulations thereunder.